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                                                                    Exhibit 10.1


                              CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of 1st October, 1999 (the "Agreement"), by and between Net1 Holdings S.A.R.L., a Luxembourg Corporation (the "Company"), and Claude Guerard (the "consultant").

WHEREAS, the Company desires that the Consultant provide the Company and its affiliates with certain consulting and advisory services, and the Consultant desires to render such services to the Company in consideration of a consulting fee.

NOW, THEREFORE, and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      CONSULTING SERVICES

        During the term of this Agreement, the Consultant shall be available generally to render advice to the Company and its affiliates on matters including but not limited to the corporate restructuring of the Company and its affiliates and the development and implementation of a partnership network on a worldwide base.

2.      COMPENSATION EXPENSES

        As compensation for the Consultant's services hereunder, the Company shall pay the Consultant a consulting fee in the amount of US$ 12,500 (Twelve Thousand, Five Hundred Dollars Only) per month, payable on the first day of each month. In addition, the Consultant shall be reimbursed for necessary and reasonable business expenses incurred by the Consultant in connection with the performance of his duties hereunder, including, without limitation, the cost of necessary office supplies and equipment.

3.      TERM

        The term of this Agreement shall commence on 1st October 1999 for one quarter and thereafter renewed each quarter, unless sooner terminated by agreement of the parties with one week notice period.

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4.      INDEMNIFICATION

        (a) The Company agrees to indemnify and hold harmless the Consultant from any and all claims, liabilities, losses, costs, damages, expenses, judgements, fines and amounts paid in settlement (including attorney's fees), arising from any source whatsoever. The Company shall be entitled to direct the defense of any claim for which it is obligated to provide indemnification, at the Company's expense, but such defense shall be conducted by legal counsel mutually agreed to by the Company and the Consultant. The company agreed to keep the Consultant informed on a timely basis of the status of all legal proceedings relating to this indemnification and shall provide copies of all documents relating to the legal proceedings to the Consultant or at the Consultant's request, its legal counsel. The company further agreed that it will not settle, compromise or consent to the entry of any judgement in any pending or threatened claim, action or proceeding in which it is obligated to provide indemnification hereunder without the prior written consent of the Consultant, which consent shall not be unreasonably withheld or delayed.

        (b) Expenses incurred in defending any threatened or pending civil, criminal, administration or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Consultant to repay such amount if it is ultimately determined, in a final non-appealable judgement of a court of competent jurisdiction, that the Consultant is not entitled to be indemnified against such expenses solely as a result of the Consultant's gross negligence or intentional wrongdoing. This undertaking by the Consultant shall be an unqualified general undertaking, and no security for such undertaking will be required.

        (c) All of the Consultant's rights under this Section 4 will continue even after this Agreement has been terminated for any reason.
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5.      ASSIGNABILITY

        This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors; provided that neither party may assign its rights or obligations hereunder without the prior written consent of the other.

6.      NOTICES

        All notices and other communications required or permitted by this Agreement or by law to be served upon or given to a party hereto by the other party hereto shall be deemed duly made after delivery by hand or registered commercial overnight courier, return receipt requested, addressed as follows:

        If To The Company, To:

        Net1 Holdings, S.A.R.L.
        4th Floor, North Wing,
        President Place
        Cnr Jan Smuts Avenue & Bolton Road
        ROSEBANK, JOHANNESBURG
        Attention Serge C P Belamant

        If To The Consultant, To:

        Mr Claude Guerard
        20 Avenue Pozzo Di Borgo,
        92210 Saint Cloud
        FRANCE
        Attention Claude Guerard

7.      COUNTERPARTS

        This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.
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8.      HEADINGS

        The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of the Agreement.

9.      GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the internal laws of Luxembourg, without regard to the conflicts of law principles hereto.

10.     AMENDMENT

        This Agreement may be amended only with the prior written approval of each of the parties hereto.

        IN WITNESS WHEREOF, the parties, each by its duly authorised signatory, have executed this Agreement as of the date first above written.


        FOR & ON BEHALF OF NET1 HOLDINGS, S.A.R.L.



        /s/ S. Belamant
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        Mr S C P Belamant

        Joint Executive Director


        ACCEPTED BY:


        /s/ C. Guerard
        ----------------------------------------
        Mr C Guerard